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                                                                   Exhibit 10.55

                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of this 11th day of April, 2003, by and among ImageMax, Inc., a Pennsylvania corporation, and ImageMAX of Delaware, Inc., a Delaware corporation (collectively, the "Borrowers"); and the Lenders who are or may become a party to such Credit Agreement (as further amended hereby, and COMMERCE BANK, NA, as Agent for the Lenders (this "Second Amendment").

                                   Background

         The Borrowers, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of June 13, 2002, and the First Amendment to Credit Agreement dated as of December 23, 2002 (the "First Amendment"), pursuant to which the Lenders agreed to extend certain credit facilities to the Borrowers on the terms and conditions set forth therein and in the other Loan Documents as defined therein (collectively, the "Credit Agreement"). All initially capitalized terms used herein, and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Credit Agreement.

         The Borrowers have requested that the Lenders increase the amount of the Maximum Available Credit to an amount not to exceed Seven Million ($7,000,000) Dollars, subject to certain limitations as otherwise set forth in the Credit Agreement, as amended by this Second Amendment, and the Lenders have agreed to such increase in the Maximum Available Credit, all as more particularly set forth herein, which agreement is expressly subject to the terms, conditions and provisions hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

     1. Amendments to Credit Agreement.

         (a) Amendment and Restatement of Definition of "Eligible Accounts Receivable". The definition of "Eligible Accounts Receivable" in the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Eligible Accounts Receivable" means any account of the Borrowers arising in the ordinary course of business which has not remained unpaid for more than ninety (90) days from its invoice date. Eligible Accounts shall not include any account: (i) in connection with any pre-billing; (ii) any account in connection with which the account debtor disputes the amount owed to such Borrower; (iii) arising from a consignment or other arrangement for which goods are returnable if not sold by the account debtor; (iv) constituting partial billings and returns that provide that an account debtor need make no payment prior


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         to full shipment or full performance; any account with respect to all or part of which a check, promissory note, draft, trade acceptance of other instrument has been received; (v) of any account debtor that is an Affiliate of any of the Borrowers; (vi) where the account debtor is insolvent, whether or not such account debtor has filed for protection under federal or state insolvency laws; (vii) where the account debtor is located outside of the continental United States; (viii) which are subject to offset, deduction or are "contra accounts"; (ix) portion from any customer and any Affiliate of such customer which exceeds Seven Hundred Fifty ($750,000) Dollars and which are thirty (30) or more days past due, unless Agent, in its sole and absolute discretion, determines such account is an Eligible Account Receivable; (x) to the extent that such account of the account debtor exceeds ten (10%) percent of all such Borrower's (together with such Borrower's Affiliates) other Eligible Accounts Receivable; or (xi) such other accounts as the Agent in its sole and absolute discretion deem appropriate.

         (b) Amendment and Restatement of Definition of "Revolving Credit Termination Date". The definition of "Revolving Credit Termination Date" in the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Revolving Credit Termination Date" means January 15, 2004.

         (c) Amendment and Restatement of Paragraph 2.1.4 of the Credit Agreement. Paragraph 2.1.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  2.1.4 Maximum Available Credit. The outstanding principal balance of the Revolving Credit Facility shall not exceed, at any time, the lesser of: (i) Seven Million ($7,000,000) Dollars, less the aggregate face amount of Letters of Credit issued by the Agent for the benefit of the Borrowers pro rata on account of the Lenders; or (ii) the sum of (a) Eighty (80%) Percent of Borrowers' Eligible Accounts Receivable (or such lesser percentage as the Agent in its sole and absolute discretion (exercised in good faith in its reasonable judgment), may determine) less an amount equal to the aggregate amount of trade payables of any of the Borrowers due to Minolta Corporation and Canon USA, Inc., and any of their respective Affiliates, and (b)(1) from the date of the Second Amendment through September 30, 2003, Fifty (50%) Percent of Borrowers' accounts receivable, which are in excess of ninety (90) days from the date of the billing thereof, but in all other respects comport to the definition of Eligible Accounts Receivables of the Borrower (the "Over 90-Day Receivables"); or (2) from October 1, 2003 through December 31, 2003, Thirty-Five (35%) Percent of Borrowers' Over 90-Day Receivables accounts receivable, provided, however that any Advance against such Over 90-Day Receivables shall not exceed Five Hundred Thousand ($500,000) Dollars, all of the foregoing determined in accordance with the last prevailing Borrowing Base Certificate delivered to Agent in the form of Schedule 2.1.4 hereof (the "Maximum Available Revolving Credit"). Borrowers jointly and severally agree to immediately repay, without notice or demand, any principal balance of the Revolving Credit Facility in excess of the Maximum Available Revolving Credit. Unless Agent or the Lenders shall request more

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         frequently, Borrowers shall submit to the Agent no less frequently than once a month, a Borrowing Base Certificate.

         (d) Amendment and Restatement of Paragraph 7.1.3 of the Credit Agreement. Paragraph 7.1.3 of the Credit Agreement is hereby amended and restated in its entirety as follows

                  7.1.3 Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year:
         (i) an audited Consolidated balance sheet of the Borrowers and their respective Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrowers or any of their respective Subsidiaries or with respect to accounting principles followed by the Borrowers or any of their respective Subsidiaries not in accordance with GAAP (the "Accountant Report"), provided, however, that Borrowers shall use their best efforts to ensure that Borrowers obtain a valid, going concern opinion as part of the Accountant Report; together with (ii) a demonstration of the calculation of the Borrowers' Cash Flow Leverage Ratio as of the end of each Fiscal Year.

         (e) Addition of Paragraph 7.4.7. The Credit Agreement is hereby amended by, and the following paragraph is added as, Paragraph 7.4.7 of the Credit
Agreement:

                  7.4.7 As soon as practicable and in any event within ten (10) days after the end of each fiscal quarter, a report, in form and substance satisfactory to Agent, informing Agent as to the status of Borrowers' efforts to refinance Subordinated Debt.

         (f) Amendment and Restatement of Schedule 1 to Credit Agreement.
Schedule 1 of the Credit Agreement is hereby amended and restated as of the date hereof as follows:

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                                   Commitments
                                   -----------

------------------------------ ---------------------- --------------------- --------------------- ----------------------
LENDER                              COMMITMENT          REVOLVING CREDIT     TERM LOAN FACILITY     TOTAL COMMITMENT
                                    PERCENTAGE              FACILITY
------------------------------ ---------------------- --------------------- --------------------- ----------------------
COMMERCE BANK, NA                       60%                $4,200,000            $1,338,000            $5,538,000

------------------------------ ---------------------- --------------------- --------------------- ----------------------
FIRSTRUST BANK                          40%                $2,800,000             $892,000             $3,692,000

------------------------------ ---------------------- --------------------- --------------------- ----------------------

TOTAL                                  100%                $7,000,000            $2,230,000            $9,230,000
------------------------------ ---------------------- --------------------- --------------------- ----------------------

     2. Amendment Fee; and Expenses of Agent and Lenders. In consideration of the accommodations to be extended by the Lenders for the benefit of the Borrowers hereunder, and as a condition precedent to the Lenders' agreement to extend such accommodations, the Borrowers shall forthwith pay to: (i) the Agent, ratably for the benefit of the Lenders, an Amendment Fee in the amount of Forty Thousand ($40,000) Dollars, which Amendment Fee is hereby deemed fully earned and non-refundable, payable on the date hereof and not later than ninety (90) days after the date hereof in equal installments of Twenty Thousand ($20,000) Dollars; and (ii) the Agent, all costs and expenses incurred by the Agent in connection with the documentation of this Second Amendment, including, but not limited to, all fees and expenses of Agent's counsel incurred in connection herewith.

     3. Certain Acknowledgements of Borrowers. Borrowers hereby acknowledge, ratify and confirm, for the benefit of the Agent and the Lenders, each and all of the following:

         (a) Borrowers hereby unconditionally acknowledge and confirm that as of the date hereof, the outstanding Obligations of the Borrowers in respect of the Revolving Credit Loan is in the amount of $5,990,260.33, and in respect of the Term Loan is in the amount of $365,000 and that all Obligations under the Loan Documents are owing to the Lenders without claim, counterclaim, right to recoupment, defense, or setoffs of any kind or nature whatsoever; and

         (b) Except as expressly set forth herein, Borrowers hereby ratify, confirm and reaffirm in all respects, without condition, all terms, covenants and conditions set forth in the Loan Documents, and hereby agree that the Borrowers remain jointly, severally and unconditionally liable to the Agent and the Lenders in accordance with the terms thereof, as amended by this Second Amendment. Each of the Borrowers further hereby ratifies, confirms and reaffirms that all of the Collateral, liens, security interests and pledges created pursuant to the Loan Documents, and/or referenced therein, shall continue unimpaired, in full force and effect, and secure and shall continue to secure each of the Borrower's Obligations to the Agent and the Lenders. Without limiting the foregoing, Borrowers each hereby ratify, confirm and reaffirm any and all warrants of attorney contained in any of the Loan Documents to confess judgment against any or all of the Borrowers remain in full force and effect and that such warrants of attorney were knowingly and voluntarily granted by each of the Borrowers.


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     4. Representations and Warranties. To induce the Agent and Lenders to enter into this Second Amendment, and to otherwise perform hereunder, each of the Borrowers hereby represents and warrants to the Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a) Organization; Power; and Qualification. Each of the Borrowers is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrowers and their respective Subsidiaries are organized and qualified to do business as of the date hereof are described on Schedule 6.1.1 of the Credit Agreement;

         (b) Authorization of the Second Amendment. Each of the Borrowers has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Second Amendment. This Second Amendment has been duly executed and delivered by the duly authorized officers of the respective Borrowers and each of their respective Subsidiaries party hereto, and each such document constitutes the legal, valid and binding obligation of the Borrowers party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies;

         (c) Compliance. The execution, delivery and performance by the Borrowers of this Second Amendment does not and will not, by the passage of time, the giving of notice or otherwise; (i) require any Governmental Approval or violate any Applicable Law relating to such Borrower; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Borrower or any indenture, agreement or other instrument to which such Borrower is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than Liens arising under the Loan Documents; and

         (d) Ratification. Each and all of the other representations and warranties made by either of the Borrowers to the Agent or the Lenders, whether in the Loan Documents or otherwise are hereby ratified and confirmed in full as if republished herein as of the date hereof.

     5. Conditions Precedent to the Effectiveness of this Second Amendment. The obligation of the Lenders to close this Second Amendment and to extend the financial accommodations contemplated hereby, or to otherwise perform hereunder, is subject to the satisfaction of the Agent and the Required Lenders in their sole and absolute discretion, of each of the following conditions:


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         (a) Receipt by Agent of an executed copy of this Second Amendment;

         (b) Receipt by each Lender of an executed Second Amended and Restated Revolving Credit Note in the form attached hereto as Exhibit A (the "Second Amended Notes");

         (c) Receipt by Agent, in form and substance satisfactory to Agent, of a Second Amendment to the Amended and Restated Subordination Agreement, dated as of June 13, 2002, providing inter alia for the consent by the Creditors (as such term is defined therein) to the amendments contemplated hereby (the "Second Subordination Amendment");

         (d) Payment of the Amendment Fee and all costs and expenses incurred by the Agent in connection with the documentation of this Second Amendment, including, but not limited to, all fees and expenses of Agent's counsel incurred in connection herewith;

         (e) Receipt by Agent of a certificate from a Responsible Officer in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrowers contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true, correct and complete; that neither of the Borrowers is in violation of any of the covenants contained in the Credit Agreement, as amended hereby, and the other Loan Documents; that, after giving effect to the transactions contemplated by this Second Amendment, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the conditions precedent;

         (f) Receipt by Agent of a certificate of the secretary or assistant secretary of the Borrowers certifying as to the incumbency and genuineness of the signature of each officer of the Borrowers executing this Second Amendment, the Second Amended Notes, the Second Subordination Amendment, and any of the other Loan Documents in connection herewith and therewith to which it is a party and certifying that attached thereto is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of each of the Borrowers authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Second Amendment, the Second Amended Notes, the Second Subordination Amendment, and any of the other Loan Documents in connection herewith and therewith;

         (g) The Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Agent and the Lenders with respect to the Borrowers, this Second Amendment, the Loan Documents and such other matters as the Lenders shall request; and

         (h) No Default or Event of Default shall have occurred and be continuing.

     6. Miscellaneous.

         (a) Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

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         (b) Headings. Headings and titles to Sections and Paragraphs under this
Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (c) One Agreement. This Second Amendment, together with the Credit Agreement and the First Amendment shall constitute one and the same agreement by and among the parties hereto and thereto and reflects the entire understanding of the parties with respect to the subject matter thereof, as corrected and amended hereby.

         (d) Pennsylvania Law. The provisions of this Second Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania with respect to contracts to be executed and performed within the Commonwealth of Pennsylvania, without reference to the conflicts or choice of law principles thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                               IMAGEMAX, INC.
                               IMAGEMAX OF DELAWARE, INC.


                               By: /s/ David B. Walls
                                   --------------------------------------------
                                   David B. Walls, CFO of each of the Borrowers


                               COMMERCE BANK, NA,
                               as Agent and Lender


                               By: /s/ Peter Davis
                                   --------------------------------------------
                                   Peter Davis, Senior Vice President


                               FIRSTRUST BANK, as Lender


                               By: /s/ Kent Nelson
                                   --------------------------------------------
                                   Kent Nelson, Vice President



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                                    EXHIBIT A
                              SECOND AMENDED NOTES



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